                                                                                Exhibit j-1
     Monthly Cost and Quality of Fuels for Electric Plants
     FERC 429 Facsimile
01   Company-Plant Code       13433-1619
02   Month & Year of Report   10/96
03   Reporting Company        New England Electric
04   Page Number              1
05   Plant Name               Brayton Point
06   Plant Location           Brayton Point Road, Somerset, MA 02726
07   Person to be Contacted   Fuel Dept.
     Concerning Data          Coal Group
     Entered on this Form     25 Research Drive, Westboro, MA 01582
08   Telephone Number         508-389-3029 / 508-389-3227
09   Signature of Official
     Submitting this Report   s/ Diane M. Healey
10   Title                    Fuel Analyst
11   Date Report Completed    February 7, 1997

     Purchases           Coal Mines Only                              Source Data
     ---------     --------------------------  -------------------------------------------------------
                                                                      Quality as Received
         Cont   Fuel      Coal State County  Originating   Quantity   ------------------- Purch Price
    Type Expir  Type Type Dist Abbr  No      Location      Received   BTU   Sulfur  Ash   Cents/MMBT
                                                             (1)      (2)    (3)    (4)
    ---- -----  ---- ---- ---- ----- ------  -----------   --------   ---   ------  ----  -----------
12   C   06/96  BIT  U     08   WV    059    ASHLAND             65.9       12802    0.67         8.95         175.85
13   C   12/97  BIT  S     45   IMP   999    EL CERREJON         39.0       12135    0.60         5.41         198.84
14   C   03/97  BIT  U     8    WV    5      HAMPTON             40.5       12625    0.66         9.85         170.70
15   C   08/97  BIT  U     50   IM    999    NORTE DE SANTAN     25.4       12512    0.66         8.49         162.26
16   C   03/98  BIT  U     8    KY    159    PONTIKI              0.6       12800    0.77         8.00         177.56
17   C   08/96  BIT  U     8    WV    045    RUM CREEK            3.5       12425    0.69        10.16         166.37
18   C   12/97  BIT  U     8    WV    045    RUM CREEK           36.6       12338    0.72         9.88         168.53
19   C   05/97  BIT  S     8    WV    39     SAMPLES             32.3       12595    0.72        10.91         164.03
20   C   05/98  BIT  S     8    WV    39     SAMPLES              7.8       12245    0.70        11.37         163.90
21   C   12/96  BIT  U     8    WV    59     WINIFREDE           12.8       12862    0.62         8.75         176.43




(1) Coal = 1,000 tons    (2) Coal per lb       (3) and (4)  Percent
    Oil = 1,000 bbls         Oil per gal
    Gas = 1,000 Mcf          Gas per cu ft